Exhibit 10.6

MAM SOFTWARE GROUP, INC.

&

MAM SOFTWARE LIMITED

&

J.P. MORGAN CHASE BANK, N.A.

DEED OF NEGATIVE PLEDGE AGREEMENT

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THIS DEED OF NEGATIVE PLEDGE AGREEMENT is made on                                                            2015

BETWEEN:

(1)	MAM SOFTWARE GROUP, INC. of 3435 Winchester Road, Suite 100, Allentown, PA 18104 USA (the “Borrower”);

(2)	MAM SOFTWARE LIMITED of Units 5 6 & 7 Maple Park, Maple Court, Tankersley, Barnsley, South Yorkshire S75 3DP (Company number 01797213) (the “ Company”);

(3)	J.P. MORGAN CHASE BANK, N.A. of 270 Park Avenue, New York, New York 10017 (the “Bank”).

BACKGROUND

A.	The Bank have agreed to provide to the Borrower financing of up to $12,000,000 (the “Financing”) pursuant to the credit agreement dated 2015 (the “Credit Agreement”).

B.	The proceeds of the Financing will be used to repurchase up to two million shares of outstanding common stock and also support general corporate purposes.

C.	The Financing consists of a $2,500,000 secured revolving credit facility and a $9,500,000 secured term loan.

D.	The Borrower holds the beneficial interest in the entire issued share capital of the Company.

E.	As collateral for and as a condition precedent to drawing and the utilisation of the Financing, the Bank requires, amongst other things, a pledge of stock over 65% of the stock held by the Company in the Borrower and for the Borrower and the Company to enter into this Deed.

AGREED TERMS

1.	Definitions

1.1	In this Deed, unless the context otherwise requires, the following expressions have the following meanings:-

“Credit Agreement”	has the meaning given in recital A above;

“Dispute”	has the meaning given in clause 12;

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“Financing”	has the meaning given in recital A above;

“Security Interest”	means any pledge, mortgage, charge, right in security, right of set-off, right to retention of title, lien, assignment, hypothecation or any other security interest, whether fixed or floating, or any other agreement or arrangement having the effect of conferring security, however created;

“Permitted Security Interest” means

(i)	liens and rights of set-off securing obligations which are not overdue beyond their standard payment dates, arising by operation of law in the ordinary and usual course of trading; or

(ii)	Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading.

1.2	Interpretation

In this Deed, unless a contrary intention appears:-

(a)	a reference to statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation;

(b)	a reference to “including” shall not be construed as limiting the generality of the words preceding it;

(c)	words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(d)	a reference to this Deed and to any provisions of it or to any other document referred to in this Deed shall be construed as references to it in force for the time being as amended, varied, supplemented, restated, substituted or novated from time to time;

(e)	a reference to any person is to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or agency of a state, whether or not a separate legal entity;

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(f)	a reference to any person is to be construed to include that person’s assignees or transferees or successors in title, whether direct or indirect;

(g)	clause headings are for ease of reference only and are not to affect the interpretation of this Deed;

(k)	words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Deed.

2..	Negative pledge covenant and undertaking

In consideration of the Bank agreeing to make and making the Financing available the Borrower agrees, covenants and undertakes that it shall not require and it shall procure that the Company shall not and the Company agrees that it will not create or permit to subsist any Security Interest, whatsoever other than a Permitted Security Interest, on the whole or any part of its present of future property, assets or undertaking without the Bank’s prior written consent.

3.	Variation of deed

Any variation of this Deed shall be binding only if it is recorded in a deed executed by or on behalf of the parties.

4.	Illegal, invalid or unenforceable

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

5.	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

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6.	Language

Any notice given under or in connection with this Deed and all other documents provided under or in connection with this Deed must be in English..

7.	Process agent

As the Borrower resides outside England and Wales it hereby appoints the following agents in England or Wales to receive on its behalf service of proceedings issued out of the English courts in any action or proceedings arising out of or in connection with this Deed and agree that failure by such agents to notify it of such service shall not adversely affect the validity of any service or any judgment based on it:

AGENT Appointed is: The Company at its registered office at Units 5 6 & 7 Maple Park, Maple Court, Tankersley, Barnsley, South Yorkshire S75 3DP or such other address in England as the Company may notify the Bank in writing from time to time.

8.	Assignment and transfer

8.1	This Deed is assignable or transferable by the Bank to any person to whom the Credit Agreement may be assigned or transferred in accordance with equivalent terms contained in the Credit Agreement (subject only to the notification provisions in the Credit Agreement) and for the avoidance of doubt the Bank shall not require either the Company’s or the Borrower's consent to the same.

8.2	Save with the prior written consent of the Bank, neither the Company nor the Borrower may and may not purport to assign, transfer or otherwise dispose of any of its rights or obligations under this Deed.

9.	Counterparts

This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Deed but all counterparts shall together constitute the same Deed.

10.	Continuation

This Deed shall remain in full force and effect notwithstanding any amendments, supplements or variations to, or any novation, restating or refinancing of, the Credit Agreement or any finance document from time to time and all references to the Credit Agreement or any finance document herein shall be taken as referring to the Credit Agreement or any finance document as amended, supplemented or varied, or novated, refinanced or restated, from time to time (including, without limitation, any increase in the amount of any of the various facilities that may be contained in such documents).

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11.	Governing law

This Deed is governed by English law.

12.	Jurisdiction and forum

12.1	The courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

12.2	The parties agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

12.3.	This clause 12.3 is for the benefit of the Bank. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

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Executed as a deed and delivered on the date appearing at the beginning of this Deed.

Signed as a Deed by MAM SOFTWARE GROUP INC., acting by its duly authorised Chief Financial Officer in the presence of:

Chief Financial Officer

Witness signature

Name
(in block capitals)
Address

Signed as a Deed by MAM SOFTWARE LIMITED acting by a director in the presence of:

Director

Witness signature

Name
(in block capitals)
Address

Signed as a Deed by J.P. MORGAN CHASE BANK, N.A. acting by its duly a signatory in the presence of:

Senior Associate

Witness signature

Name
(in block capitals)
Address

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